FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2016

FOOTHILLS EXPLORATION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-190836	27-3439423
(Commission File Number)	(IRS Employer Identification No.)

633 17th Street, Suite 1700-A Denver, CO 80202
(Address of Principal Executive Offices)

(720) 449-7478
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2016 Foothills Exploration, Inc., (the “Company”) issued a press release announcing appointment of Ritchie Lanclos as Executive Vice President of the Company and as Vice President of Exploration of its wholly owned subsidiary, Foothills Petroleum, Inc. (“FPI”), and appointment of Eleazar Ovalle as Executive Vice President of the Company and Vice President of Geology & Geophysical of FPI.

Mr. Lanclos, age 51, will serve as Executive Vice President of the Company and also be a part of the Exploration Division being assembled by FPI to consist of geologists and petroleum engineers engaged in the exploration and development of hydrocarbons. Mr. Lanclos was previously self-employed as president and principal consultant at Ritchie Rich, LLC, providing petroleum engineering consulting services to a variety of oil and gas clients. Prior to that, from 2009 to 2014, Mr. Lanclos served as principal consultant to Noble Energy, a Texas company, and specialized in deepwater Gulf of Mexico commercial discoveries. Before that, from 2007 to 2009, Mr. Lanclos served as principal consultant at Nexen Production, where he also specialized in deepwater Gulf of Mexico commercial discoveries. Mr. Lanclos received a Bachelor of Science in Petroleum Engineering from University of Southwestern Louisiana and a Master of Science in Petroleum Engineering from Texas A&M University.

There is no family relationship between Mr. Lanclos and the Company or FPI’s officers and directors. Other than the employment terms described below, neither Mr. Lanclos nor the Company and FPI have entered into any transaction, and no transaction is proposed, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

FPI will pay Mr. Lanclos an annual salary of $84,000 upon successful completion of a 90 day probationary period. Mr. Lanclos was entitled to receive a $10,000 bonus upon commencement of employment and will also be entitled to receive bonuses that will be based on performance standards that will be established by FPI. Mr. Lanclos will receive 100,000 restricted stock units (RSUs) of the Company of which (i) 20,000 shall vest 180 days from August 15, 2016, (ii) another 20,000 shall vest 270 days from August 15, 2016 and (iii) the remaining 60,000 shall vest 365 days from August 15, 2016. Upon approval of the Company’s Board of Directors, Mr. Lanclos may become eligible to participate in the Company’s equity incentive plan, should one be established.

Mr. Lanclos’s employment with the Company and FPI is at will and may be terminated by the Company or FPI, for or without cause. If Mr. Lanclos is terminated without cause following the 90 day probationary period, he shall be paid his salary for a period of three months following termination and may receive a pro-rated bonus through the balance of the calendar year in which termination occurred. A form of the Executive Employment Agreement among Mr. Lanclos, Company and FPI is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Mr. Ovalle, age 61, will serve as Vice President of the Company and be a part of the Exploration Division being assembled by FPI as described above. Mr. Ovalle joins us from Apache Corp., where he served as Geological Advisor – Deepwater & Exploration Shelf. Previously, from 2011 to 2014, Mr. Ovalle was with ENI Petroleum where he served as Geological Advisor – Deepwater & Exploration. Prior to that, from 2009 to 2011, Mr. Ovalle was with Maxus Energy where he served as Senior Geoscientist – Deepwater. Mr. Ovalle received a Bachelor of Science in Geology from Trinity University.

There is no family relationship between Mr. Ovalle and the Company or FPI’s officers and directors. Other than the employment terms described below, neither Mr. Ovalle nor the Company and FPI have entered into any transaction, and no transaction is proposed, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

FPI will pay Mr. Ovalle an annual salary of $84,000 upon successful completion of a 90 day probationary period. Mr. Ovalle was entitled to receive a $10,000 bonus upon commencement of employment and will also be entitled to receive bonuses that will be based on performance standards and goals that will be established by FPI. Mr. Ovalle will receive 100,000 restricted stock units (RSUs) of the Company of which (i) 20,000 shall vest 180 days from August 15, 2016, (ii) another 20,000 shall vest 270 days from August 15, 2016 and (iii) the remaining 60,000 shall vest 365 days from August 15, 2016. Upon approval by the Company’s Board of Directors, Mr. Ovalle may become eligible to participate in the Company’s equity incentive plan, should one be established.

Mr. Ovalle’s employment with the Company and FPI is at will and may be terminated by the Company or FPI, for or without cause. If Mr. Ovalle is terminated without cause following the 90 day probationary period, he shall be paid his salary for a period of three months following termination and may receive pro-rated bonus through the balance of the calendar year in which termination occurred. A form of the Executive Employment Agreement with Mr. Ovalle is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by this reference.

In connection with the hiring of Ritchie Lanclos and Eleazar Ovalle, FPI agreed to pay Wilshire Energy Partners LLC, one of our principal shareholders, pursuant to a Services Agreement entered into by and between FPI and Wilshire Energy Partners and attached hereto as Exhibit 10.3 that is incorporated herein by reference, a fee of 25% of gross annual salary, including all cash and equity compensation, but excluding any bonuses to be received by Mr. Lanclos or Mr. Ovalle. FPI has agreed to pay Wilshire Energy Partners $50,000 for its services in recruiting Messrs Lanclos and Ovalle to the Company and FPI management teams. In the event either of Mr. Lanclos or Mr. Ovalle leaves FPI of his own volition or is terminated for cause within 90 days from commencement of their employment, Wilshire Energy Partners shall refund FPI 100% of fees received, minus $2,500.

The employment terms described above and the terms of the Services Agreement with Wilshire Energy Partners are summaries which are qualified in their entirety by reference to the forms of executive employment agreements and Services Agreement which are filed as exhibits to this Report.

Item 8.01. Other Events.

On August 18, 2016 the Company issued a press release announcing the appointments of Ritchie Lanclos as Executive Vice President of the Company and Vice President of Exploration of FPI and Eleazar Ovalle as Executive Vice President of the Company and Vice President of Geology & Geophysical of FPI. A copy of press release entitled “Foothills Exploration, Inc. Announces Formation of New Exploration Division; Appoints Ritchie Lanclos as Executive Vice President of Exploration and Eleazar Ovalle as Executive Vice President of Geology & Geophysical” is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Executive Employment Agreement between registrant and Ritchie Lanclos dated August 15, 2016
10.2	Form of Executive Employment Agreement between registrant and Eleazar Ovalle dated August 15, 2016
10.3	Services Agreement between registrant and Wilshire Energy Partners dated August 15, 2016
99.1	Press Release issued by the registrant on August 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2016

FOOTHILLS EXPLORATION, INC.

/s/ B. P. Allaire
By: B. P. Allaire
Chief Executive Officer